EXHIBIT 16

December 18, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Cell Power Technologies, Inc. under Item 4.01 of its Form 8-K dated December 14, 2006. We agree with the statements concerning our Firm in such Form 8-K except that we became aware of our dismissal on December 14, 2006. We are not in a position to agree or disagree with other statements of Cell Power Technologies, Inc. contained therein.

Very truly yours,

/s/ MARCUM & KLIEGMAN LLP

Marcum & Kliegman LLP